Exhibit 99.2

Response to the National Institute of Standards and Technology

Request for Information on Implementation of the CHIPS Incentives Program

87 Fed. Reg. 61570 (Oct. 12, 2022)

BY:

Amesite Inc.

607 Shelby St Ste 700 PMB 214

Detroit, MI 48226

Correspondence to:

Dr. Ann Marie Sastry, CEO | ams@amesite.com

Madison Bush, Sr. Administrative Manager | madison@amesite.com

TO:

CHIPS Program Office

National Institutes of Standards and Technology

U.S. Department of Commerce

1401 Constitution Ave

N.W. Washington, D.C., 20230

December 12, 2022

Executive Summary

The Biden Administration's focus on the semiconductor industry through the CHIPS Act presents a unique opportunity to improve its training and education infrastructure, making it more accessible, relevant, effective, and equitable. The need for skilled workers in semiconductor manufacturing is growing, and the competition for talent is global, as the world's largest semiconductor producers face similar shortages to our U.S. corporations. This is an urgent situation that requires immediate action to ensure that our companies have access to the talent they need to remain competitive in the global market.

To meet the challenge, we believe that providing corporate, university, and government entities with branded, technologically-advanced online education and workforce programs is the best means to achieve the ambitious goals of the CHIPS Act. Online delivery of programs allows for flexibility and accessibility. Systems must be adaptable to the many needs of the industry and easily launchable by each corporation to ensure that supply chains are talent-ready.

Amesite contracts with businesses, universities and government agencies to deliver branded learning that is custom-built for the Customer, uses the Customer’s materials, or uses materials sourced from third parties. We offer services to design, build and execute programs, and deliver them on our best-in-class technology platform. Amesite has a proven track record of launching successful programs in a timely manner. Our programs have an impressive 98% retention rate across all industries. Additionally, our partnership with NAFEO allows us to provide access to 180 HBCUs and PBIs, enabling us to reach millions of diverse learners and ensure diversity in the workforces of the U.S. semiconductor industry.

We stand ready to help the semiconductor industry overcome its talent shortage and diversity challenges to emerge as dominant in the global market. We are confident that our online learning solutions can provide the speed, efficiency, and agility necessary to achieve the goals of the CHIPS Act, by working with corporations presently challenged to deliver learning effectively. We have focused our response on the specific questions related to Education and Training posed by the RFI. We provide out-of-the-box plans, technology and services that satisfy the CHIPS Act requirements for Education and Training, including access to the largest cohort of diverse learners in the nation, and are confident that we will be able to assist in the transformation of this workforce.

Amesite Background and Partnership for Diversity: The NAFEO COE

Amesite contracts with businesses, universities and government agencies to deliver branded learning that is custom-built for the Customer, built using the Customer’s materials, or materials sourced from third parties. We offer both services to design, build and execute programs and deliver them on our best-in-class technology platform. Our easy-to-use platform uses artificial intelligence to deliver online learning to any audience, branded to any Customer. We have successfully delivered custom programs from K-12 to professionals to executives across the globe, for business, higher education, non-profit and government clients. Our technology is integrable with existing digital infrastructures and offers out-of-the-box scalability. Our team has been honored with 14 workplace excellence and technical awards, included 4 National Best & Brightest honors, and we strive to remain leader in online learning technology by maintaining a culture of excellence in our diverse workforce.

Amesite Inc.	2	www.amesite.io

Our successes have spanned the educational spectrum, and we have won contracts with some of the most respected organizations in our markets, demonstrating outstanding scaleups, retentions and training outcomes. Amesite’s partnership with The City University of New York, the largest urban university system in the United States, is currently delivering professional learning to its students and staff across its 25 campuses. With EWIE Group of Companies (EGC), who provide products and services to over 250 manufacturing facilities across the globe, we successfully launched over 50 professional upskilling courses on our AI-driven technology platform in just 4 days. Within the first 12 weeks, employee scores were 91% against a target of 70%.

In order to deliver unparalleled access and assure diversity in training and educational programs, Amesite has partnered with National Association for Equal Opportunity in Higher Education (NAFEO) to create learning programs for the 180 HBCUs and PBIs that NAFEO represent. Through the exclusive collaboration between Amesite and NAFEO, corporations can contract with us to access all of NAFEO’s members, delivering upskilling programs to institutions which collectively enroll more than 700,000 diverse students and have over 7 million living alumni. HBCUs have a $15 billion in short-term economic impact, graduating 50% of African American public school education professionals; in excess of 40% of African Americans who earn advanced degrees in the sciences, technology, engineering, and mathematics (STEM); 60% of African American health professionals; 52% of African Americans in agriculture and sustainability disciplines, and 44% of African Americans with Communications Technology degrees. The best possible source of diverse talent for the semiconductor industry is this cohort of outstanding institutions.

Working with us to deliver programming is simple. Amesite generates detailed plans and provides tools to deliver learning programs targeting diverse workers for the NAFEO COE (Center for Opportunity and Equity). In a single contract, corporations and universities can source program content, the delivery tool, and marketing and recruitment from the K-12 to professional levels. We also work closely with universities to leverage existing audiences, reach and infrastructure. Accessing HBCUs and PBIs collectively and providing them with specific learning programs removes years or decades from success in reaching underrepresented learners and creating urgently needed talent pipelines. Corporations scaling operations can easily source programs and delivery from us, to meet the specific goals of the CHIPS Act.

Education and Training for the Semiconductor Industry:

The Need for Scalable Programs to Support the Industry that Assure Diversity

The global talent shortage in the semiconductor industry is already a major concern for leading manufacturers in Taiwan, South Korea, China, Japan, and Europe. As reported by CSIS 1, a recent study found that Taiwan had a shortfall of over 30,000 chip-making workers in the fourth quarter of 2021, a 77 percent increase from the previous year. South Korea is expected to experience a similar shortage of at least 30,000 skilled workers in the next decade. China's worker shortage in the semiconductor industry is even more acute, with a recent university study finding a shortfall of over 300,000 workers and counting. Deloitte has reported that digital transformation is required in order for the industry to be competitive and to grow 2, which requires upskilling of present workers in addition to cultivation of digitalization skills in new workers.

[1]	https://www.csis.org/analysis/reshoring-semiconductor-manufacturing-addressing-workforce-challenge, accessed December, 2022
[2]	https://www2.deloitte.com/content/dam/Deloitte/us/Documents/technology-media-telecommunications/us-tmt-2022-semiconductor-outlook.pdf, accessed December, 2022

Amesite Inc.	3	www.amesite.io

The nearest-term way for the U.S. to fill its needs is for corporations and universities to offer online learning programs to train the next generation of semiconductor workers, and also to develop sufficient pipelines for talent. These programs must be accessible, relevant, and effective, and should be designed to address the specific needs of the semiconductor industry. Importantly, these programs must also reach audiences that are diverse, which has been a longstanding challenge for the industry. Accessing the same traditional audiences to generate career interest in the semiconductor industry is unlikely to be successful in moving the needle on diversity. Instead, learning must be deployed to underrepresented groups directly, through programs that target institutions with high proportions of sought-after workers. Solving diversity by direct offerings through HBCUs is the best way to assure success, and Amesite and NAFEO’s partnership enables this.

Operationalizing Online Education and Training Programs: Specific Responses

The following comments are responsive to the specific questions related to Education and Training in the RFI.

16. How could a Manufacturing USA semiconductor institute best support advanced manufacturing workforce development and/or awareness at all educational levels ( e.g., for K-12 through post-graduate students)?

One of the key ways semiconductor manufacturers can support advanced manufacturing workforce development and awareness is by partnering with a Software as a Service (SaaS) provider to offer online learning opportunities. With a SaaS partner, companies can provide online courses and training programs that are accessible to learners of all educational levels, from K-12 to post-graduate. This will enable semiconductor manufacturers to provide high-quality, interactive learning experiences to learners. With the use of simulations and other interactive tools, learners can gain new skills in a hands-on and engaging way. This can help to increase their understanding of advanced semiconductor manufacturing concepts and technologies, and prepare them for careers in the field.

Online learning allows semiconductor manufacturers to offer courses and training programs on a flexible schedule. Learners can access the materials and complete assignments on their own time, which is especially useful for those who are working or have other commitments. This can help to increase the accessibility of advanced manufacturing education and training, and make it easier for learners to pursue these opportunities.

Semiconductor manufacturers need partnerships to effectively develop comprehensive online learning programs that include a range of courses and training programs. The offerings must introductory courses on advanced manufacturing concepts and technologies, as well as more specialized programs that focus on specific areas of the industry. It is essential that companies offer certification and professional development programs, which can help learners to enhance their skills and advance their careers in the field.

However, building and scaling learning programs is generally not within the skillset of most semiconductor manufacturers. Partnering with a company that can offer out-of-the-box solutions is the fastest way to deliver and the most efficient use of capital. Amesite’s experience has been that manufacturing learning can launch quickly and efficiently and that talent pipelines can be filled rapidly with on-target courses and leverage of partnerships with our university Customers. We believe that our ability to deliver complete programs will accelerate the growth of the industry.

Amesite Inc.	4	www.amesite.io

17. How could a Manufacturing USA semiconductor institute best engage and leverage the diversity of educational and vocational training organizations (e.g., universities, community colleges, trade schools, etc.)?

Semiconductor manufacturers can leverage online learning to engage with educational organizations, to create educational content that can be accessed and reused by multiple organizations. Leveraging multi-institutional activities, such as the partnership between NAFEO and Amesite, can provide a very fast start to scaling programs, and in the case of the NAFEO COE, immediately improve diversity across the U.S. semiconductor workforce.

Delivering stacked skills using a technologically advanced platform has special advantages. Amesite’s experience in delivering with our AI-driven software is that our learners have consistently high engagement and retention, which we believe is supported by the provision of just-in-time content that keeps our learners informed of industry trends and developments. Our software also integrates with existing enterprise platforms, which enables creation of career and learning pathways, that rationalize and support offerings from different institutions, for cohorts of workers with different skills. For example, our portal enables a learner to identify not only learning experience which will advance them on their present trajectory, but also expose them to opportunities that allow and encourage them to “jump track” to acquire more in-demand skills, benefitting both the worker and the industry by allowing workers to move to fill gaps, frictionlessly.

18. How could a Manufacturing USA semiconductor institute best ensure that advanced manufacturing workforce development activities address the industry's priorities?

Every robust industry is comprised of companies that are delivering differentiated solutions, that are engaged in heated competition. In semiconductors as in all other tech industries, there is a high degree of consensus on what the next-generation technologies are, even if the talent pool is insufficient to realize them. One of the key ways that semiconductor companies can ensure that their workforce development activities address industry priorities is by focusing on these specific in-demand technologies and techniques. 3D printing, robotics, and machine learning are three areas of high demand, and learning programs from the K-12 level (pipeline) to professional level are needed to assure growth of the industry.

Focusing on specific training online also allows companies to track and measure employee progress, using tools such as quizzes and assessments to assess employee engagement with and understanding of the material. This can help to identify areas for improvement and provide employees with the support and feedback they need to succeed. Recruiting a partner to create these programs is the fastest way to execute and offers the most efficient use of capital. Amesite’s experience has been that our use of consultants to build programs enables quick launches and enables us to move much faster than universities in creating programs, while still collaborating with universities effectively, to deliver programs. We are confident that our agility and speed in launching programs, and our effectiveness in terms of retention and outcomes, will enable semiconductor manufacturers to source education and training solutions from us and guarantee that they are able to meet the requirements laid out by the Department of Commerce and NIST.

Amesite Inc.	5	www.amesite.io

19. How could a Manufacturing USA semiconductor institute best leverage and complement existing education and workforce development programs?

Existing education and workforce development programs are offered by multiple types of institutions. Online learning can be used to access all of them, seamlessly. In implementing programs, three needs are key: online learning technology, business model for collaboration, and support for learning programs.

The online learning technology must be sufficiently sophisticated to provide all of the key engagement assets in one platform (video, chat, collaboration, integrations, etc.). Programs that require multiple platforms can frustrate users and show reduced retention. The technology must also be integrable to institutional websites and enterprise platforms as needed, to enable smooth launches and tracking of programs.

The business models for collaboration must offer win-win situations for all parties. Amesite’s experience in working with industrial, government and university partners is that the model can be quite simple, with the SaaS provider aggregating services and technologies, and deploying programs through the Customer, thereby leveraging the Customer’s access to learner cohorts. On this model, marketing and wraparound services to assure sufficient registrations and completions are also available, reducing the time to deliver from existing infrastructures, while benefitting from their experience and connections to learners.

Support for learning programs that enables offerings to be available at no cost is essential. Funds should be focused on the identification, engagement and cultivation of new potential workers, rather than on the fees possibly gained by their enrollment. Amesite’s experience in launching programs is that oversubscription is a beneficial and likely outcome with timely, free programs, enabling Customers to meet training and recruitment targets easily. This is particularly important in the semiconductor industry, which has one of the strongest needs for workers, globally.

20. What measures could assess Manufacturing USA semiconductor institute performance and impact on education and workforce development?

In the semiconductor industry, success is measured by metrics that include factors such as yield, reliability, and cost. Success in online learning programs can be measured by a range of analogous metrics that reflect the quality and effectiveness of the training that is being provided.

One key metric for online education and workforce development is retention. This metric measures the percentage of learners who complete the training program, and can provide important insights into the effectiveness of the training and the level of engagement among learners. High retention rates can indicate that the training is relevant, engaging, and valuable to learners. Another important metric for online education and workforce development is learner engagement. This metric measures the level of interaction and participation among learners, and can provide important insights into the effectiveness of the training. High levels of learner engagement can indicate that the training is effective, interactive and relevant to learners.

Amesite Inc.	6	www.amesite.io

A third essential metric for online education and workforce development is diversity. This metric measures the representation of different groups among the learners who are participating in the training program, and can provide important insights into the effectiveness of the training in reaching and engaging a diverse audience. High levels of diversity can indicate that the training is accessible and relevant to a wide range of learners. Amesite’s experience is that starting with diverse cohorts in training is the key to producing diverse trainees. Our partnership with NAFEO offers an unparalleled opportunity for the industry to immediately address its present lack of diversity, by directly offering training to a large cohort of new workers who would transform the industry.

A fourth key metric for online education and workforce development is career outcomes. This metric measures the impact of the training on the careers of the learners who participate in the program, and can provide important insights into the effectiveness of the training in helping learners to build skills and advance their careers. Career outcomes should be tracked for every learner, utilizing incentives for replies that include offering of continued learning opportunities and wraparound support, which is readily done with our platform.

Amesite’s platform was built with upfront with the capability to track outcomes. Unlike traditional Learning Management Systems (LMSs), Amesite’s platform and services are designed to focus on delivery of complete programs, and we are pleased to be accountable to our Customers for content, marketing, delivery, tracking, and outcomes, including meeting diversity targets.

21. How might a Manufacturing USA semiconductor institute integrate research and development activities and education to best prepare the current and future workforce?

Amesite uses AI specifically to provide an efficient and effective way to learn about the latest advances in a wide range of disciplines on our SaaS platform. Further, researchers and developers can access a wealth of information and training materials from anywhere in the world, at any time. This allows them to stay up to date with the latest developments in their field, and to quickly adapt to new technologies and techniques.

Examples of key areas for continued training and exposure to new developments include robotics, 3D printing and nanotechnology. Trainings on topics such as robot design, programming, and control need to be agile and deployed quickly to stay ahead. Training on novel 3D printers is essential for every equipment-intensive industry, including semiconductors. Though 3D printing cannot yet produce semiconductors, the technology can be used to quickly provide new and spare parts for equipment, dramatically improving the utilization, agility and flexibility of fabs. Finally, online learning has also been instrumental in advancing nanotechnology in topics such as nanomaterials synthesis, characterization, and applications.

Online learning platforms have a crucial role to play in enabling researchers and developers to stay on top of the latest developments in the field. Offering programs through multi-institutional partnerships is the best way to gain the greatest benefit from the existing infrastructure, by leveraging AI via learning software that automatically sources and delivers the latest findings. Amesite’s platform was specifically designed to enable learners to access not only fundamental or canonical materials, but also to be exposed to the latest findings, from articles sourced from qualified databases, and the capability for collaboration through video, chat, whiteboarding and other features. We are highly confident that the future of technology work is a greater degree of just-in-time learning and greater use of AI, and are confident that our solution is able to deliver both.

Amesite Inc.	7	www.amesite.io

22. How could a Manufacturing USA semiconductor institute help build a steady pipeline of skilled workers? What knowledge, skills and abilities will future workers need, and are there workers with those skills currently employed in other sectors?

Online learning programs have the potential to build a pipeline of skilled workers in industries that rely on advancements in core technologies such as nanotechnology, robotics, 3D printing, machine learning, and MEMS. By providing K12 outreach programs, colleges, and professional experiences with seamless access to this knowledge, online learning can continuously train and equip the current and future workforces to handle the challenges of a rapidly-evolving technological landscape.

Workers with the requisite skills in new technology are currently employed in other sectors, including sectors that require substantial use of semiconductors (e.g. automotive and aerospace), but will need training in semiconductor-specific skills in order to change their career paths. The U.S. has lost substantial ground in semiconductor manufacturing, and as such, our workforce’s understanding of the most current semiconductor manufacturing technologies is out of date. At the same time, present workers in the semiconductor industry will need to both upskill and reskill to stay current, as the industry scales manufacturing in the U.S. and utilizes improved technology.

Additionally, each player in the semiconductor industry has proprietary know-how that it must train, which can be challenging or impossible to through a nonprofit. Amesite delivers our platform to companies with a high degree of data protection and offers environments that are limited in use to members of one company or team. As such, companies that utilize our Amesite’s online learning platform solution can immediate and confidently train on important, proprietary technology, while still contracting with us to create the learning module content. We routinely work with our Customers’ SMEs to strategize, plan, and create learning experiences and also partner with universities to build prerequisite, nonconfidential material.

23. How could a Manufacturing USA semiconductor institute broaden the talent base (i.e., embrace diversity, equity, inclusion, and accessibility; reach women and minority communities, engage non-traditional workers, engage separating service members, veterans, and families) to modernize the workforce?

One of the key benefits of online learning is its ability to reach women and minority communities. The semiconductor industry has traditionally been male-dominated, with women and minorities often underrepresented in leadership positions and high-paying jobs. Online learning can help level the playing field by providing access to specialized training and education, regardless of gender, race, or socio-economic status.

Amesite Inc.	8	www.amesite.io

Online courses can be designed to be flexible and accessible, allowing learners to work at their own pace and on their own schedule. This is particularly important for women and minorities, who may face barriers to traditional forms of education, such as lack of childcare or transportation. Online learning can also provide a more inclusive and supportive learning environment, free from the biases and stereotypes that can sometimes be present in face-to-face education.

Another group that can benefit from online learning in the semiconductor industry are non-traditional workers. This includes workers who are transitioning to new careers, re-entering the workforce after an extended absence, or seeking to upskill in order to advance in their current job. Online learning can provide these workers with the specialized knowledge and skills they need to succeed in the semiconductor industry, without requiring them to disrupt their current work or personal schedules.

Online learning can also be a valuable resource for separating service members, veterans, and their families. The skills and expertise developed through military service can be directly applicable to the semiconductor industry, and online learning can provide a flexible and accessible way for these individuals to transition to civilian careers. Additionally, many military families face unique challenges, such as frequent moves and deployments, and online learning can provide a flexible education option for these families.

In addition to the benefits for diversity, equity, inclusion, and accessibility, online learning can also help the semiconductor industry modernize its workforce. The industry is constantly evolving, with new technologies and developments emerging all the time. Online learning can provide a fast and effective way to train workers in these new technologies, ensuring that the industry has a workforce that is equipped to handle the challenges of the future.

The key to delivering effective online learning to all of these groups is leveraging existing infrastructure via partnerships. Amesite’s relationship with NAFEO is a case in point: NAFEO’s access to 180 HBCUs and PBIs enables Amesite to build and delivery programs to diverse workers, and offers our joint Customers the ability to improve their diversity with highly sought-after and prepared workers.

24. What type of education and workforce development activities should a Manufacturing USA semiconductor institute support (e.g., curricula, online education, hybrid, entrepreneurship opportunities, credentialing, regional development, train the trainers, internships/apprenticeship, learning labs, etc.) and why?

One key way to ensure that online learning programs in semiconductor technology are diverse and inclusive is to offer a range of different program types, such as train the trainers programs, digital internships, short courses, and certifications. These programs can be tailored to the specific needs and goals of different learners, providing them with the knowledge and skills they need to succeed in their careers.

Amesite Inc.	9	www.amesite.io

For example, train the trainers programs can help experienced professionals who are already working in the semiconductor industry to stay up to date on the latest technologies and best practices. These programs typically involve in-depth training on a particular topic, such as nanotechnology or robotics, and may include hands-on learning activities and opportunities for participants to share their own expertise and experiences with their peers. By providing professionals with the tools and knowledge they need to train others, these programs can help to ensure that semiconductor professionals are ready for the changing industry demands.

Digital internships can provide learners with an opportunity to gain hands-on experience in a real-world setting, working on real projects and challenges under the guidance of experienced professionals. These programs can be especially beneficial for college learners or recent graduates who are looking to gain experience in the semiconductor industry and build their professional networks. By participating in a digital internship, learners can gain valuable practical experience that can help them to stand out in the job market and prepare them for a successful career in the field.

Short courses and certifications, meanwhile, can provide learners with a more focused and intensive learning experience, covering a specific topic or skill in depth. These programs can be especially useful for professionals who are looking to acquire new skills or knowledge in order to advance in their careers, or for learners who are looking to specialize in a particular area of semiconductor technology.

We believe that the CHIPS Act should support companies to market and offer free training programs to employees and other interested individuals. These programs can be an effective way to provide learners with the knowledge and skills they need to succeed, while also helping companies to build a skilled and knowledgeable workforce. By offering free training programs, companies can attract and retain top talent, while also helping to ensure that the semiconductor industry as a whole has a capable and knowledgeable workforce, while removing any cost barrier. Additionally, business models should be sought that leverage existing infrastructure and have demonstrated good outcomes.

Amesite’s experience is that sourcing development and launching of learning programs is highly effective and we have delivered programs for businesses, universities, government and other nonprofits on this model. Additionally, we are able to provide marketing services to drive interest in the programs to help companies draw the interest of workers outside of the semiconductor industry and to shape young peoples’ interests in the industry. Simply using tools without having an accountable party (for example, funding programs only, or delivering programs via LMSs) is unlikely to be effective; we believe that companies should require that vendors be accountable to outcomes as well, and demonstrate that they have the needed partnerships to allow them access to targeted groups.

26. What type of metrics could be used to best evaluate the performance and impact of a Manufacturing USA semiconductor institute on education and workforce development in support of U.S. competitiveness?

One of the most important metrics to consider is retention. This metric measures the percentage of learners who complete a course or training program, and is an important indicator of the effectiveness of the institute's online education and workforce development efforts. High retention rates suggest that the offeror is providing engaging and valuable learning experiences that are successfully retaining learners. On the other hand, low retention rates may indicate that the institute's programs are not meeting learners’ needs or that there are challenges with the delivery of the content.

Amesite Inc.	10	www.amesite.io

Another important metric to consider is the ability of online deployment and scale. This metric measures the ability of the offeror’s online education and workforce development programs to be deployed and scaled to reach large cohorts of learners.

Learner engagement is also critical. This can be measured through surveys, discussions, and other forms of feedback, and can provide valuable insights into the overall quality of the institute's programs. For example, the level of interaction and collaboration among learners can be assessed with the right technology, as well as the level of support and guidance provided by instructors. This can help the offeror to identify areas for improvement and enhance the quality of its online education and workforce development programs.

Finally, employment outcomes of learners is an essential metric. By assessing the percentage of learners who secure employment in the advanced manufacturing industry, the federal government can assess the impact of its programs on the U.S. workforce. This can provide valuable insights into the effectiveness of the institute's online education and workforce development efforts, and help to identify areas for improvement.

Amesite is in a unique position to deliver constant tracking of all of the above outcomes, precisely because we work as a holistic suppler of learning solutions. Our platform is designed to “capture every click,” and we also deliver custom dashboards to our Customers, enabling them to create reports to demonstrate compliance or achievement of certain goals. Our demonstrated 98% retention across all of our learning programs is one example of our commitment to delivering edtech solutions that produce compelling, high impact results.

Amesite Inc.	11	www.amesite.io